EXHIBIT NO. EX-99.g.1.c


                            JPMORGAN CHASE BANK, N.A.
                               SECURITIES LENDING

                           THE UBS RELATIONSHIP FUNDS

                               APPROVED BORROWERS

BORROWERS LOCATED IN THE U.S.                         APPROVED CREDIT LIMIT ($)
------------------------------                        -------------------------

ABN AMRO Inc.                                                       100,000,000
Barclays Capital, Inc.                                              100,000,000
Bear Stearns & Co., INC                                             500,000,000
BNP Paribas Securities Corp.                                        100,000,000
CIBC World Markets Corp.                                            100,000,000
Citigroup Global Markets Inc.                                       300,000,000
Credit Suisse Securities (USA) LLC                                  100,000,000
Deutsche Bank Securities Inc.                                       500,000,000
Dresdner Kleinwort Securities LLC                                   200,000,000
Goldman Sachs & Co.                                                 800,000,000
ING Financial Markets LLC                                           100,000,000
J.P. Morgan Securities, Inc. **                                     100,000,000
JPMorgan Chase Bank **                                              100,000,000
Lehman Brothers, Inc.                                               800,000,000
Merrill Lynch, Pierce, Fenner & Smith Inc.                          200,000,000
Morgan Stanley & Co., Incorporated *                                800,000,000
Morgan Stanley Securities Services, Inc. *                          800,000,000
Nomura Securities International, Inc.                               300,000,000
Paloma Securities LLC                                               100,000,000
Pershing LLC                                                        100,000,000
Raymond James & Associates, Inc.                                     50,000,000
SG Americas Securities, LLC                                         100,000,000

*    Limit of $800,000,000 is to be shared between both entities

** JPMorgan Chase Bank affiliate: Unapproved for ERISA lenders without DOL PT exemption 99-34